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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 16, 2000
                                                            FILE NO.:   -
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 16, 2000


                          JLK DIRECT DISTRIBUTION INC.
             (Exact name of registrant as specified in its charter)

                         COMMISSION FILE NUMBER 1-13059

         PENNSYLVANIA                                  23-2896928
 (State or other jurisdiction            (I.R.S. Employer Identification No.)
       of incorporation)



                               1600 TECHNOLOGY WAY
                                  P.O. BOX 231
                        LATROBE, PENNSYLVANIA 15650-0231
              (Address of registrant's principal executive offices)


       Registrant's telephone number, including area code: (724) 539-5000



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ITEM 5.  OTHER EVENTS

On November 16, 2000, JLK Direct Distribution Inc., a subsidiary of Kennametal Inc., issued the following press release:

                     JLK DIRECT DISTRIBUTION INC. ANNOUNCES
                           COMPLETION OF TENDER OFFER

Latrobe, Pa. - November 16, 2000 - JLK Direct Distribution Inc. (NYSE:JLK) announced the successful completion of its cash tender offer to acquire all of the outstanding shares of its Class A Common Stock for $8.75 per share.

The tender offer expired as of 12:00 midnight, Eastern time, on November 15, 2000. An aggregate of 4,141,603 shares (including 15,925 shares subject to guarantees of delivery) were properly tendered and not withdrawn prior to the expiration of the tender offer. After giving effect to the purchase of the shares tendered, Kennametal Inc. beneficially owns approximately 99.4% of the outstanding shares of JLK's common stock.

JLK also announced today that it intends to promptly effect a merger with Pegasus Acquisition Corporation, a wholly owned subsidiary of Kennametal, as a result of which JLK will become a wholly owned subsidiary of Kennametal. Pursuant to the merger, JLK shareowners who did not tender their shares in the tender offer and who do not seek appraisal of their shares under Pennsylvania law will have their shares converted into the right to receive $8.75 per share in cash. The merger will be completed as soon as practicable.


                                     - End -
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2000

                                          JLK DIRECT DISTRIBUTION INC.


                                          By: /s/ S. B. DUZY, JR.
                                             ----------------------------------
                                          Name:  S. B. Duzy, Jr.

                                          Title: Acting Chief Operating Officer